Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of NewHydrogen Inc, on Form S-8 (File No. 333-264252) of our report dated March 30, 2026, with respect to our audits of the consolidated financial statements of NewHydrogen Inc. as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024, which report is included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

March 30, 2026